SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       October 10, 2003 (October 10, 2003)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 7. Financial Statements and Exhibits
-----------------------------------------
(c) Exhibits:

99.1  Press Release dated October 10, 2003 of Ohio Valley Banc Corp.


Item 9. Regulation FD Disclosure
--------------------------------
The following information is disclosed pursuant to Item 12 on Form 8-K:

On October 10, 2003, Ohio Valley Banc Corp. issued a news release announcing its earnings for the third quarter and year-to-date periods ending September 30, 2003.The information contained in the news release, which is attached as Exhibit
99.1 to this Form 8-K, is incorporated herein by this reference.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: October 10, 2003                           By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number             Description
--------------             -----------
    99.1                   Press release of Ohio Valley Banc Corp dated  October
                           10, 2003, announcing  the company's  earnings for the
                           third  quarter  and   year-to-date   periods   ending
                           September 30, 2003.

                                  Exhibit 99.1

October 10, 2003 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net earnings for the quarter ended September 30, 2003, of $1,590,000 representing an increase of 12.8 percent over the prior year. Earnings per share for the third quarter of 2003 were $.46, up 12.2 percent from the $.41 earned the third quarter of 2002. For the nine months ended September 30, 2003, consolidated net earnings were $4,622,000, up 15.2 percent compared to $4,014,000 a year ago. Earnings per share were $1.33 for the first nine months of 2003 versus $1.16 last year, an increase of 14.7 percent.

"We are pleased with the work of our employees in delivering another quarter of solid earnings growth even though we continue to operate in a historical low interest rate environment and a challenged economy," stated Jeffrey E. Smith, President and CEO. "The double-digit earnings growth represents our commitment to the consistency in financial performance and to the enhancement of shareholders' total return." For the nine months ended September 30, 2003 compared to the same time period last year, the Company's return on average equity improved to 11.95 percent from 11.33 percent and return on average assets improved to .89 percent from .81 percent. "Thanks to the hard work and dedication of the employees of the Company for making these financial results possible."

For the nine months ended September 30, 2003, net interest income improved $902,000 or 4.5 percent over last year. For the third quarter of 2003, net interest income increased $73,000 over the prior year third quarter reflecting the slower growth in earning assets. Based on historical low interest rates, the Company has emphasized loan mix to reduce interest rate risk. For 2003, total loans are up $6 million, but real estate mortgage loans are down $11 million as management sold long-term, fixed rate residential mortgage loans into the secondary market. As a result, the Company is better positioned should a rise in interest rates occur. The net interest margin for the nine months ending September 30, 2003 was 4.33 percent compared to 4.36 percent for the same time period the prior year.

Providing additional revenue growth was an increase of $340,000 or 8.3 percent in noninterest income which totaled $4,458,000 for the nine months ended September 30, 2003, as compared to $4,118,000 for the same time period last year. For the three months ended September 30, 2003, noninterest income increased $61,000 or 4.3 percent over the prior year third quarter. The growth in noninterest income came from the sales of secondary market real estate loans which generated an additional $409,000 in revenue over the prior year. Management began selling secondary market loans in the third quarter of 2002.

On a year-to-date basis, noninterest expense totaled $15,114,000 in 2003, an increase of only $179,000 or 1.2 percent compared to $14,935,000 the previous year. Salaries and employee benefits grew $576,000 or 7.2 percent for the first nine months of 2003, as compared to the same time period in 2002. The increase was related to annual merit increases and the rising cost of medical insurance. Impacting the 2002 year-to-date results for other noninterest expense was the charge off of fraudulent checks during the second quarter with the impact net of recoveries being $389,000. The remaining noninterest expense categories have increased minimally from 2002 with the exception of furniture and equipment expense which is down. OVBC's efficiency ratio was 59.2 percent for the nine months ending September 30, 2003, as compared to 61.0 percent the prior year.

For the first nine months of 2003, the Company's provision for loan losses increased $132,000 over the same time period last year. Nonperforming loans as a percent of total loans decreased to .96 percent at September 30, 2003, compared to 1.44 percent at year end 2002. Nonperforming assets to total assets also decreased to 1.18 percent at September 30, 2003, from 1.21 percent at year end 2002 and 1.36 percent the prior quarter. The nonperforming ratios are impacted primarily by two large lines which have been discussed in previous earnings releases. For the quarter ending September 30, 2003, provision expense was down $545,000 from the same quarter the prior year. The decline in provision expense was in relation to the provision expense associated with a large line that became nonperforming in the third quarter of 2002. Net charge-offs for the first nine months of 2003 were up $491,000 from the same time period last year which occurred primarily in commercial loans. The allowance for loan losses stands at
1.32 percent of total loans for September 30, 2003, as compared to 1.26 percent on December 31, 2002. Based on the evaluation of the adequacy of the allowance for loan losses, management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

Total assets of $697,185,000 are relatively unchanged from year end. Asset growth in 2003 has been challenged by a decline in loan demand combined with more emphasis placed on selling fixed rate real estate loans. Although real estate loans are down from year end, the Company has been able to grow adjustable rate mortgages nearly $40,000,000 which will be a benefit to interest income in a rising rate environment. Commercial loans are up $12,324,000 or 6.0 percent from year end and consumer loans are up $4,601,000 or 3.6 percent. The majority of the consumer loan growth occurred during the third quarter within automobile loans and home equity capital lines. OVBC's funding growth occurred within retail deposits. Interest-bearing deposits grew $13,148,000 from year end 2002 led by savings and NOW accounts. In addition, checking account balances were up $3,097,000. Offsetting the increase in retail deposits was a decline in repurchase agreements of $10,857,000 and other borrowed funds of $8,115,000. Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                              Three months ended            Nine months ended
                                September 30,                 September 30,
                              2003         2002             2003         2002
                           ----------   ----------       ----------   ----------
PER SHARE DATA
  Earnings per share           $0.46        $0.41            $1.33        $1.16
  Dividend per share           $0.18        $0.17            $0.53        $0.50
  Book value per share        $15.19       $14.22           $15.19       $14.22
  Dividend payout ratio        39.41%       41.68%           39.82%       43.07%
  Weighted average shares
   outstanding             3,483,994    3,459,337        3,476,898    3,459,768

PERFORMANCE RATIOS
  Return on average equity     11.96%       11.58%           11.95%       11.33%
  Return on average assets      0.91%        0.82%            0.89%        0.81%
  Net interest margin           4.28%        4.28%            4.33%        4.36%
  Efficiency Ratio             60.69%       56.68%           59.18%       61.02%
  Average Earning Assets
   (in 000's)               $649,616     $643,279         $650,854     $620,009

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended      Nine months ended
(in $000's)                             September 30,           September 30,
                                       2003       2002         2003       2002
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans      $10,280     11,159       $31,518     32,746
     Interest and dividends on
      securities                         899        960         2,766      2,869
          Total interest income       11,179     12,119        34,284     35,615
Interest expense:
     Deposits                          2,951      3,827         9,441     11,467
     Borrowings                        1,316      1,453         4,033      4,240
          Total interest expense       4,267      5,280        13,474     15,707
Net interest income                    6,912      6,839        20,810     19,908
Provision for loan losses                996      1,541         3,627      3,495
Noninterest income:
     Service charges on deposit
      accounts                           832        806         2,332      2,301
     Trust fees                           54         51           165        164
     Income from bank owned insurance    172        172           516        512
     Net gain on sale of loans            84          5           435         26
     Other                               343        390         1,010      1,115
          Total noninterest income     1,485      1,424         4,458      4,118
Noninterest expense:
     Salaries and employee benefits    2,938      2,726         8,621      8,045
     Occupancy                           331        324           980        959
     Furniture and equipment             267        280           744        814
     Data processing                     177        144           475        435
     Other                             1,438      1,278         4,294      4,682
          Total noninterest expense    5,151      4,752        15,114     14,935
Income before income taxes             2,250      1,970         6,527      5,596
Income taxes                             660        560         1,905      1,582
NET INCOME                            $1,590      1,410        $4,622      4,014

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                   September 30,        December 31,
                                                 2003                2002
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $16,301              $18,826
Federal funds sold                                4,500                4,625
     Total cash and cash equivalents             20,801               23,451
Interest-bearing balances with banks                877                1,505
Securities available-for-sale                    69,242               75,264
Securities held-to-maturity
  (estimated fair value:  2003 -
  $14,945 , 2002 - $14,834)                      14,227               13,990
Total loans                                     565,715              559,561
  Less:  Allowance for loan losses               (7,442)              (7,069)
     Net loans                                  558,273              552,492
Premises and equipment, net                       8,926                8,247
Accrued income receivable                         3,113                3,144
Goodwill                                          1,267                1,267
Bank owned life insurance                        13,113               12,673
Other assets                                      7,346                4,323
          Total assets                         $697,185             $696,356

LIABILITIES
Noninterest-bearing deposits                    $62,094              $58,997
Interest-bearing deposits                       451,555              438,407
     Total deposits                             513,649              497,404
Securities sold under agreements to
 repurchase                                      22,195               33,052
Other borrowed funds                             87,320               95,435
Obligated mandatorily redeemable
 capital securities of subsidiary trust          13,500               13,500
Accrued liabilities                               7,558                6,590
          Total liabilities                     644,222              645,981

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2003 -
 3,644,550 shares issued,
 2002 - 3,620,335 shares issued)                  3,645                3,620
Additional paid-in capital                       30,623               30,092
Retained Earnings                                22,120               19,339
Accumulated other comprehensive income              706                1,439
Treasury stock at cost (2003 - 157,756 shares,
2002 - 157,115 shares)                           (4,131)              (4,115)
          Total shareholders' equity             52,963               50,375
               Total liabilities and
                 shareholders' equity           $697,185            $696,356